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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 10, 1998
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                   000-29222                  13-3575874
(State or other jurisdiction                                   (IRS Employer
     of incorporation)         (Commission File Number)   Identification Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                    (Address of principal executive offices)

                                 (816) 960-1333
              (Registrant's telephone number, including area code)

                                Page 1 of 5 Pages
                         Exhibit Index Appears at Page 3

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Item 5. Other Events

            AVAX Technologies, Inc. (the "Company"), announced on Friday, July 10, 1998 that it will distribute additional shares of Common Stock, par value $.004, per share, of the Company ("Common Stock"), to certain holders of its Series B Convertible Preferred Stock, par value $.01 per share. This distribution is being made pursuant to the reset terms of previously disclosed, March 1997 lock-up agreements with such holders.

            Accordingly, the Company will issue an aggregate of approximately
3.0 million shares of Common Stock, for no additional consideration. After giving effect to such issuance, the Company will have approximately 8.3 million shares of Common Stock outstanding, and approximately an additional 7.3 million shares of Common Stock will be outstanding upon conversion or exercise of the Company's convertible securities, options and warrants subject to adjustment in certain circumstances.

            Reference is made to the Company's related press release attached hereto as Exhibit 99.16 and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the final paragraph of the press release).

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits:

            99.16 Press Release dated July 10, 1998.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AVAX TECHNOLOGIES, INC.

Date: July 10, 1998

                                By: /s/ Jeffrey M. Jonas
                                    --------------------------------------------
                                    Name:  Jeffrey M. Jonas, M.D.
                                    Title: President and Chief Executive Officer


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                                  Exhibit Index


Exhibit Number                                   Description

    99.16                             Press Release dated July 10, 1998.


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